SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                FORM 8-K


                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934




  Date of Report (Date of earliest event reported):  December 22, 1997




                    QUEST HEALTH CARE FUND VII, L.P.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)




   Delaware                   0-15693                58-1697905
------------------           ----------            --------------
(State of or other           (Commission           (IRS Employer
jurisdiction of              File Number)          Identification
incorporation)                                     Number)




1117 Perimeter Center West, Suite E-210, Atlanta, Georgia     30338
---------------------------------------------------------  ----------
(Address of principal executive offices)                   (Zip Code)




   Registrant's telephone number, including area code:  (770) 671-1014




      (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

     The Partnership has sold its remaining fixed assets and, therefore, is taking the action necessary to terminate the Partnership in accordance with
Section 12.014 of Article XII of the Partnership's Agreement of Limited Partnership, as amended to date. Accordingly, the Partnership filed a Certificate of Cancellation with the Delaware Secretary of State on December 22, 1997. The Partnership has distributed $1,954,946 to the limited partners representing the majority of the proceeds from the sale of the Partnership's remaining fixed assets. Accounts receivable of approximately $816,300 are due from Medicare and Medicaid. Such receivables are not expected to be collected until 1998 and were, therefore, contributed to a liquidating trust for the benefit of the limited partners. The receivables are subject to adjustment, by Medicare and Medicaid, upon completion of their separate review of submitted costs. When the proceeds are received, they will be distributed to the investors in a single, final distribution.

     The Partnership will make all required regulatory filings and issue final Forms K-1 to its limited partners in connection with the termination of its operations.

                               SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             QUEST HEALTH CARE FUND VII, L.P.
                             (Registrant)

                             By:  QUEST RESCUE PARTNERS - 7, L.P.
                                  General Partner

                             By:  QUEST RESCUE PARTNERS - 7 CORP.


DATE:  December 30, 1997     By:  /s/ Stuart C. Berry
                                  ------------------------------
                                  Stuart C. Berry

                             Title: President